Exhibit 99.1

Blockbuster Appoints Former 7-Eleven CEO James W. Keyes Chairman and CEO

DALLAS, July 2, 2007 – Blockbuster Inc. (NYSE: BBI, BBI.B) today announced the appointment of James W. Keyes as the company’s new Chairman and Chief Executive Officer effective today. Keyes is the former president and CEO of 7-Eleven Inc. and a 21-year veteran of the world’s largest chain of convenience stores. He replaces current Chairman and CEO John F. Antioco, who will be assisting with an orderly corporate transition.

Under Keyes’ leadership as president and CEO of 7-Eleven from 2000 to 2005, the company experienced record sales and profits and implemented new retail systems technology that improved product assortment decisions in every store. He also ushered in a new era for 7-Eleven through the introduction of a host of new electronic services, which helped the convenience-store chain become as well known for its cutting-edge use of technology as for Slurpees®. Additionally, he collaborated with manufacturers across all merchandise categories to develop new products, enabling the company to introduce as many as 50 new items each week in advance of the competition. When Keyes retired upon the sale of the company in 2005, 7-Eleven had produced 36 consecutive quarters of same-store sales increases and had some 6,000 franchised and company-owned stores in the U.S. and Canada with 30,000 stores worldwide.

“Jim is results-oriented, strategic and able to identify practical, yet highly creative solutions to complicated business problems. Most importantly, he has a strong multi-unit retailing background and an impressive record of introducing new customer-focused technologies into a business that have driven financial results,” said Carl C. Icahn, a member of the Blockbuster Board of Directors. “With his extensive background in finance, operations and marketing, and as a former CEO of a Fortune 500 company, he is exactly the right person to become the next leader of Blockbuster. The rest of the board and I are extremely pleased to welcome Jim to the company.”

“We also want to express our appreciation to John Antioco for his years of service to Blockbuster,” Icahn continued. “Thanks to John’s leadership over the past decade, Blockbuster has transformed itself numerous times, and I believe the initiative he most recently helped put in place, namely BLOCKBUSTER Total Access™, should help position the company for future growth. All of us wish John well in his future endeavors.”

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“Blockbuster has a world-class brand and is a highly regarded leader in the home entertainment industry,” said Jim Keyes. “I look forward to the opportunity to work with the Blockbuster team to better serve our customers and to position Blockbuster for profitable growth and an even stronger future.”

Keyes graduated cum laude and Phi Beta Kappa with a Bachelors degree from the College of the Holy Cross in Massachusetts and earned an MBA from Columbia University. From 1980 to 1985, he worked for Gulf Oil and in 1985 joined CITGO Petroleum, which was then a subsidiary of 7-Eleven Inc. Keyes served in a variety of positions with 7-Eleven, including chief financial officer, executive vice president and chief operating officer, and in 2000 was named president and CEO of 7-Eleven Inc.

Keyes serves on numerous civic boards, including the national board of governors of the American Red Cross, the Dallas Center for Performing Arts, the Cooper Institute and the SMU/Cox School of Business. A recipient of the Horatio Alger Award in 2005, Keyes was also the founder of the Education is Freedom foundation, which provides college scholarships for hard-working young students. Jim and his wife of 17 years, Margo Bernadette Keyes, reside in Dallas.

About Blockbuster

Blockbuster Inc. (NYSE: BBI, BBI.B) is a leading global provider of in-home movie and game entertainment, with more than 8,000 stores throughout the Americas, Europe, Asia and Australia. The company may be accessed worldwide at www.blockbuster.com

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Blockbuster Media Contacts: Karen Raskopf Senior Vice President, Corporate Communications (214) 854-3190 or Randy Hargrove Senior Director, Corporate Communications	Blockbuster Investor Relations: Angelika Torres Director, Investor Relations (214) 854-4279

Forward-Looking Statements

This release includes forward-looking statements related to our operations and business outlook and financial and operational strategies and goals. Specific forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. These forward-looking statements are based on management’s current intent, belief, expectations, estimates and projections regarding our company and our industry. These statements are not guarantees of future performance and involve risks, uncertainties, assumptions and other factors that are difficult to predict. Therefore, actual results may vary materially from what is expressed in or indicated by the forward-looking statements. Factors that may cause actual results to vary materially include, among others, the factors described in our filings with the SEC, including factors discussed under the heading “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2006 and under the heading “Disclosure Regarding Forward-Looking Information” in our Form 10-Q for the quarter ended April 1, 2007, as well as changes in the composition of our key management personnel and any shift in strategy in connection therewith. This cautionary statement is provided pursuant to Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The forward-looking statements in this release are made only as of the date hereof and we undertake no obligation to update publicly any forward-looking statement for any reason, even if new information becomes available or other events occur in the future.